                                                                     EXHIBIT 4.7

April 4, 2001

VIA E-MAIL

Claxson USA, Inc. formerly known as Cisneros Television Services, Inc. 404 Washington Avenue
8(th) Floor
Miami Beach, FL 33139

Attention:        Jose Antonio Inuarte Duran

Re:      Proposal regarding the following "Agreements":

         - Full Time Transponder Lease Agreement entered into between PanAmSat International Systems, Inc. ("PanAmSat") and Customer dated October 22, 1997, as amended on July 31, 2000 and December 14, 2000.

         - Full-Time Transponder Lease Agreement entered into between PanAmSat and Customer dated May 1, 1998, as amended on July 31, 2000.

         - Letter Agreement for Retransmission Services dated October 17, 1997, as amended on July 31, 2000

Gentlemen:

This letter serves to summarize our recent conversations and PanAmSat's latest proposal for relief to Claxson USA, Inc. formerly known as Cisneros Television Services, Inc. ("Customer")

1. Subject to the conditions set forth in Paragraph 2, the Agreements will be amended as follows:

         - Monthly Fees: Through January 31, 2003, the total monthly fees under the Agreements would remain at US$345,333.34. Effective as of February 1, 2003 and continuing through the end of the term of the Agreements (September, 2008), the total monthly fees under the Agreements shall be reduced to US$245,333.42.

         - Deferral/Debt Repayment: In order to repay the outstanding balance of US$2,426,352.67, (See Attachment "A"), Customer agrees to pay US$800,000 immediately upon its execution of this letter and will pay, in addition to the reduced monthly fees, US$100,000 per month each month commencing April 10, 2003 through May, 2004, and a final payment of US$329,938.61 on June 1, 2004 (See Attachment "B").

         - Payment Terms: For Monthly Fees accruing from and after February 1, 2003 through June, 2004, the payments will be accepted 60 days in arrears (e.g. March fees due on or before May 1, 2003) with interest accruing in accordance with Agreements retroactive to each contractual payment date for payments received later than 60 days (e.g. interest accrues and chargeable back to March 1, 2003 for payment received later than May 1, 2003). Monthly Fees for July, 2004 through the end of the term of the Agreements shall be due in accordance with the existing terms under the Agreements.

2.       As a condition to the foregoing:

         - Guarantee - Customer shall provide PanAmSat with a new Guarantee, in form and substance acceptable to PanAmSat, from Claxson Interactive Group, which shall guarantee Customer's payments under the Agreements for the remainder of their respective service terms. One of the conditions to this new Guarantee must include a provision that PanAmSat is secured equally and notable with the bondholders who currently maintain a first position as a result of Claxson's bond restructuring. In addition, simultaneously with the execution of the Guaranty by Claxson Interactive Group, Inc., PanAmSat shall Cisneros Television Services, Inc.

         Attention: Jose Antonio Inuarte Duran
         April 3, 2003
         Page 1 of 1

         cancel the Guaranty executed by Venevision International Inc. ("Venevision Guaranty") and shall release Venevision from any obligations under the Venevision Guaranty.

         - Customer shall grant PanAmSat, for the remainder of the service terms of the Agreements, a first refusal for the sale to Customer or any Customer Affiliate (defined below) of any additional satellite services, including, without limitation, compressed digital video channel services required of Customer and/or any Customer Affiliate. For purposes of this provision, Customer Affiliate shall mean any entity that is controlled directly or indirectly by, or under common control with, Customer.

The terms described above are subject to the mutual execution of a definitive agreement by both Customer and PanAmSat, which shall include the terms set forth herein. The parties agree to work together in good faith to finalize and execute the definitive agreement as soon as possible following execution of this letter. Pending execution of the definitive agreement this letter agreement shall constitute a binding agreement between the parties hereto. Please let us know if Customer is amenable to these terms and if so, we will be happy to ask our Legal Department to prepare the required amendments to the Agreements. If you have any questions or concerns, please feel free to contact me at (203) 210-8080, otherwise, please confirm your agreement with this proposal by signing below and returning this letter to my attention.

Sincerely,

/s/ Kevin Watson
----------------------

Kevin Watson
Vice President & Treasurer


Accepted as of the 8th day of April, 2003

By: /s/ Jose A. Ituarte
    -----------------------

Name: Jose A. Ituarte

Title: Chief Financial

         Cisneros Television Services, Inc.

                                            ATTACHMENT "A"

Monthly Total         Invoice #    Invoice Date       Gross Amount          Open Amount           Due Date
                       170042         4/1/2002          161,666.67            39,166.67            4/1/2002
                       170043         4/1/2002          135,000.00            12,500.00            4/1/2002
                       170089         4/1/2002           22,000.00            22,000.00            4/1/2002
                                                      ------------         ------------
    April-02                                            318,666.67            73,666.67
                                                      ------------         ------------

                       170460         5/1/2002          161,666.67            39,166.67            5/1/2002
                       170461         5/1/2002          141,021.51            18,521.51            5/1/2002
                       170506         5/1/2002           22,000.00            22,000.00            5/1/2002
                                                      ------------         ------------
      May-02                                            324,688.18            79,688.18
                                                      ------------         ------------

                       170856         6/1/2002          161,666.67            39,166.67            6/1/2002
                       170857         6/1/2002          161,666.67            39,166.67            6/1/2002
                       170901         6/1/2002           22,000.00            22,000.00            6/1/2002
                                                      ------------         ------------
     June-02                                            345,333.34           100,333.34
                                                      ------------         ------------

                       174292         7/1/2002          161,666.67            39,166.67            7/1/2002
                       174293         7/1/2002          161,666.67            39,166.67            7/1/2002
                       174337         7/1/2002           22,000.00            22,000.00            7/1/2002
                                                      ------------         ------------
     July-02                                            345,333.34           100,333.34
                                                      ------------         ------------

                       174735         8/1/2002          161,666.67            39,166.67            8/1/2002
                       174736         8/1/2002          161,666.67            39,166.67            8/1/2002
                       174780         8/1/2002           22,000.00            22,000.00            8/1/2002
                                                      ------------         ------------
   August-02                                            345,333.34           100,333.34
                                                      ------------         ------------

                       175188         9/1/2002          161,666.67            39,166.67            9/1/2002
                       175189         9/1/2002          161,666.67            39,166.67            9/1/2002
                       175233         9/1/2002           22,000.00            22,000.00            9/1/2002
                                                      ------------         ------------
September-02                                            345,333.34           100,333.34
                                                      ------------         ------------

                       177321        10/1/2002          161,666.67           161,666.67           10/1/2002
                       177322        10/1/2002          161,666.67           161,666.67           10/1/2002
                       177364        10/1/2002           22,000.00            22,000.00           10/1/2002
                                                      ------------         ------------
  October-02                                            345,333.34           345,333.34
                                                      ------------         ------------

                       177845        11/1/2002          161,666.67           161,666.67           11/1/2002
                       177846        11/1/2002          161,666.67           161,666.67           11/1/2002
                       177888        11/1/2002           22,000.00            22,000.00           11/1/2002
                                                      ------------         ------------
 November-02                                            345,333.34           345,333.34
                                                      ------------         ------------

                       178248        12/1/2002          161,666.67           161,666.67           12/1/2002
                       178249        12/1/2002          161,666.67           161,666.67           12/1/2002
                       178291        12/1/2002           22,000.00            22,000.00           12/1/2002
                         1289       11/12/2002             -325.58              -325.58           11/1/2002
                                                      ------------         ------------
 December-02                                            345,007.76           345,007.76
                                                      ------------         ------------

                       181161         1/1/2003          161,666.67           161,666.67            1/1/2003
                       181162         1/1/2003          161,666.67           161,666.67            1/1/2003
                       181227         1/1/2003           22,000.00            22,000.00            1/1/2003
                                                      ------------         ------------
  January-03                                            345,333.34           345,333.34
                                                      ------------         ------------

                       181796         2/1/2003          161,666.67           161,666.67            2/1/2003
                       181797         2/1/2003          161,666.67           161,666.67            2/1/2003
                       181858         2/1/2003           22,000.00            22,000.00            2/1/2003
                                                      ------------         ------------
 February-03                                            345,333.34           345,333.34
                                                      ------------         ------------

                       182383         3/1/2003          161,666.67           161,666.67            3/1/2003
                       182384         3/1/2003          161,666.67           161,666.67            3/1/2003
                       182444         3/1/2003           22,000.00            22,000.00            3/1/2003
                                                      ------------         ------------
    March-03                                            345,333.34           345,333.34
                                                      ------------         ------------

       TOTAL                                                                (200,000.00)
                                                      ------------         ------------
                                                      4,096,362.67         2,426,362.57
                                                      ============         ============

         Cisneros Television Payment Schedule

                                 ATTACHMENT "B"

AR Balance             1,590,362.65   (On January 1, 2003)
Interest                       8.00%
Term                             15

            UP LINK        FTTLA           FTTLA         TOTAL
 DATE      AGREEMENT       PAS 9           PAS 3       MONTHLY FEE     ADJUSTMENT       PAYMENT      INTEREST       AR BALANCE
                                                                                                                   1,590,362.65
Jan-03     22,000.00     161,666.67      161,666.67     345,333.34                                    7,951.81     1,943,647.50
Feb-03     22,000.00     111,666.67      111,666.75     245,333.42                                    9,718.24     2,198,699.46
Mar-03     22,000.00     111,666.67      111,666.75     245,333.42                     800,000.00    10,993.50     1,655,026.38
Apr-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     8,275.13     1,563,301.51
May-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     7,816.51     1,471,118.02
Jun-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     7,355.59     1,378,473.61
Jul-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     6,892.37     1,285,365.98
Aug-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     6,426.83     1,191,792.81
Sep-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     5,958.96     1,097,751.77
Oct-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     5,488.76     1,003,240.53
Nov-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     5,016.20       908,256.73
Dec-03     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     4,541.28       812,798.02
Jan-04     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     4,063.99       716,882.01
Feb-04     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     3,584.31       620,446.32
Mar-04     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     3,102.33       523,548.55
Apr-04     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     2,617.74       426,166.29
May-04     22,000.00     111,666.67      111,666.75     245,333.42     100,000.00      345,333.42     2,130.83       328,297.12
Jun-04     22,000.00     111,666.67      111,666.75     245,333.42     329,938.51      575,272.03     1,641.49                -
Jul-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Aug-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Sep-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Oct-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Nov-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Dec-04     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Jan-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Feb-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Mar-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Apr-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
May-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Jun-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Jul-05     22,000.00     111,666.67      111,666.75     245,333.42           0.00      245,333.42         0.00                -
Aug-05     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Sep-05     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Oct-05     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Nov-05     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Dec-05     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Jan-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Feb-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Mar-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Apr-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
May-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Jun-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Jul-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Aug-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Sep-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Oct-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Nov-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Dec-06     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Jan-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Feb-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Mar-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Apr-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
May-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -
Jun-07     22,000.00     111,666.67      111,666.75     245,333.42                     245,333.42         0.00                -

            UP LINK         FTTLA          FTTLA           TOTAL
 DATE      AGREEMENT        PAS 9          PAS 3        MONTHLY FEE    ADJUSTMENT       PAYMENT        INTEREST    AR BALANCE
Jul-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Aug-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Sep-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Oct-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Nov-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Dec-07       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Jan-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Feb-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Mar-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Apr-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
May-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Jun-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Jul-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Aug-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Sep-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -
Oct-08       22,000.00     111,666.67     111,666.75      245,333.42                    245,333.42          0.00        -

Total     1,474,000.00   7,481,666.89   7,481,672.25   16,437,339.14  1,729,938.61   18,967,277.75    103,575.78